UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 6, 2024
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 6, 2024, Genprex, Inc. (“Genprex” or the “Company”) issued a press release in which it provided certain business updates, including the abstract titles and texts regarding positive preclinical data to be presented by Genprex's research collaborators at the upcoming 2024 American Association for Cancer Research (“AACR 2024”) Annual Meeting being held April 5-10, 2024 in San Diego, California.  The research collaborators will present positive preclinical data from studies of its lead product candidate, Reqorsa® Immunogene Therapy (quaratusugene ozeplasmid), as well as NPRL2 gene therapy, which both utilize the Company’s non-viral Oncoprex® Delivery System for the treatment of lung cancers.  The featured Genprex-supported posters to be presented at the AACR 2024 Annual Meeting include:

“Quaratusugene ozeplasmid mediated TUSC2 upregulation in EML4-ALK bearing Non-Small Cell Lung Carcinoma can induce cellular apoptosis”

The abstract notes that Anaplastic Lymphoma Kinase (“ALK”) is a strong oncogenic driver in non-small cell lung carcinoma (“NSCLC”) and contributes to approximately 5% of NSCLC as a distinct clinicopathological subset. In this nonclinical study, TUSC2 expression in three ALK+ cell lines were evaluated before and after exposure to REQORSA, referred to as TUSC2 gene therapy in the abstract, and to a TUSC2-containing plasmid. Researchers at the University of Michigan Rogel Cancer Center Judith Tam ALK NSCLC research initiative found that overexpressing TUSC2 via REQORSA treatment in ALK+ lung cancer cell lines had the ability to inhibit colony formation by 50%, which is believed to indicate that REQORSA inhibits growth of ALK+ lines. Additionally, researchers documented a strong pro-apoptotic response to TUSC2 expression in ALK+ NSCLC. The study found that the use of REQORSA or a TUSC2-containing plasmid to overexpress TUSC2 in ALK+ NSCLC cell lines was effective in decreasing cell growth and proliferation.  Researchers believe the results support further clinical study of REQORSA as an anti-ALK NSCLC treatment strategy.

“Tumor Suppressor Gene TUSC2 suppresses energy metabolism in lung cancer cells with opposite effects in normal bronchial epithelial cells”

This abstract notes that TUSC2 is a tumor suppressor gene often deleted in lung cancers and reduced TUSC2 expression is observed in approximately 80% of lung cancers. TUSC2 is also reduced in mesothelioma, breast, head-and neck, osteosarcoma, glioblastoma, and other cancers, which suggests the important anti-tumor role of TUSC2. Additionally, TUSC2 is known to play a critical role in mitochondrial respiration/energy metabolism as TUSC2 protein localizes to the mitochondria. As discussed in this abstract, researchers investigated how human lung cancer cell lines A549 and H358, with decreased TUSC2 expression, alter their energy metabolism when TUSC2 protein is re-introduced. The study found that the TUSC2-deficient cancer cells consistently exhibited decreased glycolytic rates and mitochondrial ATP production. The Company's research collaborators believe this is significant as it left these cells without enough energy to support their vital functions. By comparison, when Beas2B, a normal human bronchial epithelial cell line with normal levels of TUSC2, was transfected with a TUSC2 containing plasmid, the glycolytic rate and mitochondrial metabolism was increased, which the abstract suggests may be the mechanism by which REQORSA treatment affects immune and other non-cancerous cells that leads to increased immune response against tumors. The study further suggested that REQORSA may play an important role as a cancer treatment to target and disrupt the metabolism of cancer cells, leading to a decrease in the rate of glycolysis.

“Mechanism of NPRL2 gene therapy induced anti-tumor immunity in KRAS/STK11mt aPD1 resistant metastatic NSCLC”

This abstract notes that among other cancer types, NSCLC often has reduced NPRL2, a tumor suppressor gene, and the restoration of NPRL2 activates cell cycle arrest and apoptosis. In this humanized mouse model, researchers investigated the anti-tumor immune responses to NPRL2 gene therapy in pembrolizumab resistant KRAS/STK11mt NSCLC. In the study, induced lung metastases in humanized mice were treated through I.V. injection of NPRL2 nanoparticles, made with the ONCOPREX Delivery System, with or without pembrolizumab. The study found that the NPRL2 treatment decreased lung metastases but pembrolizumab had no effect. Additionally, a greater anti-tumor effect was seen in humanized compared to non-humanized mice, demonstrating that immune cells play a role in the effects of the NPRL2 nanoparticle therapy.  Study findings suggest that NPRL2 gene therapy induces anti-tumor activity against KRAS/STK11mt tumors through dendritic cell-mediated antigen presentation and cytotoxic immune cell activation.

Cautionary Language Concerning Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Genprex’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Genprex’s Annual Report on Form 10-K for the year ended December 31, 2022.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Genprex’s research collaborators and their ongoing research and study findings; Genprex’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines; the timing and success of Genprex’s clinical trials and regulatory approvals; the effect of Genprex’s product candidates, alone and in combination with other therapies, on cancer and diabetes; Genprex’s future growth and financial status, including Genprex’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market and to continue as a going concern and to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all; Genprex’s commercial and strategic partnerships, including those with its third party vendors, suppliers and manufacturers and their ability to successfully perform and scale up the manufacture of its product candidates; and Genprex’s intellectual property and licenses.

These forward-looking statements should not be relied upon as predictions of future events and Genprex cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Genprex or any other person that Genprex will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Genprex disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: March 6, 2024	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)